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As filed with the Securities and Exchange Commission on November 18, 2002

Registration Number 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

HORIZON ORGANIC HOLDING CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	84-1405007
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6311 Horizon Lane
Longmont, Colorado 80503
(303) 530-2711
(Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

1998 EQUITY INCENTIVE PLAN
(Full title of the plan)

Charles F. Marcy, Chief Executive Officer
HORIZON ORGANIC HOLDING CORPORATION
6311 Horizon Lane
Longmont, Colorado 80503
(303) 530-2711
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Michael A. Sabian, Esquire
Shughart, Thomson & Kilroy, P.C.
1050 17th Street, Suite 2300
Denver, Colorado 80265
(303) 572-9300

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, $.01 par value	750,000 shares	$15.45	$11,587,500	$1,066.05

(1)
Being registered hereby are 750,000 shares of common stock, par value $.01 per share ("Common Stock"), of Horizon Organic Holding Corporation (the "Registrant"), issuable pursuant to the Registrant's 1998 Equity Incentive Plan (the "Plan"). This Registration Statement shall also cover any additional shares of Common Stock which become issuable under such Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) and (c). The proposed maximum offering price per share was determined based upon the average of the high and low prices per share of the Registrant's Common Stock on November 14, 2002, as reported on the NASDAQ National Market System.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The documents containing information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

        This Registration Statement incorporates documents by reference which are not presented herein or delivered herewith. Horizon Organic Holding Corporation (the "Registrant") will provide without charge to each person to whom this Registration Statement is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Registration Statement incorporates). Oral or written requests for Registrant's documents should be directed to Horizon Organic Holding Corporation, 6311 Horizon Lane, Longmont, Colorado 80503, Attention: Thomas P. Briggs, Chief Financial Officer, telephone number (303) 530-2711.

        This Registration Statement registers additional securities of the same class as other securities for which two registration statements have been filed on Form S-8 for the same employee benefit plan. Those registration statements are number 333-64905, filed on September 30, 1998, and number 333-37864, filed on May 25, 2000. The contents of both of these registration statements are hereby incorporated by reference.

        The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

  a)
  The Registrant's latest Annual Report on Form 10-K for the year ended December 31, 2001.

  b)
  All other reports filed by the Registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the annual report referred to in (a) above.

  c)
  The description of the Registrant's Common Stock which is contained in the Registrant's Registration Statements filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of any post-effective amendment to the Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement. This Registration Statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated by reference, except to the extent set forth in the immediately preceding statement.

Item 4. Description of Securities.

        Not applicable. The Registrant's Common Stock has been registered pursuant to Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation to indemnify any of its directors and officers who are or were a party or were threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

        Article VI of the Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against liability they may incur in their capacities as such to the fullest extent permitted by the DGCL.

        The Registrant has entered into indemnification agreements with certain of its directors and officers. Pursuant to such agreements, the Registrant will, to the extent permitted by applicable law, indemnify such persons against all expenses incurred in connection with the defense or settlement of any proceeding brought against them by reason of the fact that they were directors or officers of the Registrant.

        The Registrant has in effect directors' and officers' liability insurance with a limit of $5,000,000 and fiduciary liability insurance with a limit of $1,000,000. The fiduciary liability insurance covers action of directors and officers as well as other employees with fiduciary responsibilities under ERISA.

Item 7. Exemption from Registration Claimed.

        Not applicable. No restricted securities have been or will be reoffered or resold pursuant to this Registration Statement.

Item 8. Exhibits.

        The exhibits to the Registration Statement are listed in the Exhibit Index elsewhere herein.

Item 9. Undertakings.

  a)
  The undersigned Registrant hereby undertakes:

  1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  ii)
  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

  iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3)
    To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  b)
  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  c)
  The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  d)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado, on November 18, 2002.

HORIZON ORGANIC HOLDING CORPORATION Registrant
By:	/s/ CHARLES F. MARCY Charles F. Marcy, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        The undersigned directors and officers of Horizon Organic Holding Corporation each hereby constitute Charles F. Marcy and Thomas P. Briggs, and each of them, as our true and lawful attorneys with full power to sign any and all amendments to this Registration Statement in our names and in the capacities indicated below to enable Horizon Organic Holding Corporation to comply with the requirements of the Securities Act, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, on any and all amendments to this Registration Statement.

Signature	Title	Date

/s/ CHARLES F. MARCY Charles F. Marcy	President, Chief Executive Officer and Director	November 18, 2002
/s/ THOMAS P. BRIGGS Thomas P. Briggs	Senior Vice President, Finance & Administration, Chief Financial Officer and Secretary	November 18, 2002
/s/ THOMAS D. MCCLOSKEY, JR. Thomas D. McCloskey, Jr.	Chairman of the Board of Directors	November 18, 2002
/s/ PAUL B. REPETTO Paul B. Repetto	Director	November 18, 2002
/s/ KATHRYN A. PAUL Kathryn A. Paul	Director	November 18, 2002

/s/ CLARK R. MANDIGO II Clark R. Mandigo II	Director	November 18, 2002
/s/ RICHARD L. ROBINSON Richard L. Robinson	Director	November 18, 2002
/s/ G. IRWIN GORDON G. Irwin Gordon	Director	November 18, 2002
/s/ MICHELLE GOOLSBY Michelle Goolsby	Director	November 18, 2002
/s/ CYNTHIA T. JAMISON Cynthia T. Jamison	Director	November 18, 2002

EXHIBIT INDEX

Exhibit Number		Exhibit
4.1	+	Specimen stock certificate representing shares of Common Stock of the Company.
5.1		Opinion of Shughart Thomson & Kilroy, P.C. regarding the legality of the securities being registered
23.1		Consent of Shughart Thomson & Kilroy, P.C. (included in Exhibit 5.1)
23.2		Consent of KPMG LLP
99.1		1998 Equity Incentive Plan, as amended
99.2		Form of Company's Stock Option Agreement and related documents, as amended

+
Filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-1, as amended (No. 333-51465) and incorporated by reference.

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PART I INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Certain Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
EXHIBIT INDEX